AMENDMENT NO. 2 TO EMPLOYMENT AND NON-COMPETITION AGREEMENT

This Amendment No. 2 (“Amendment”) to the Employment and Non-Competition Agreement dated as of August 17, 2007, as amended (“Employment Agreement”), is entered into between Encompass Group Affiliates, Inc., f/k/a Advanced Communications Technologies, Inc., a Florida corporation (“Employer”), and Wayne I. Danson, an individual whose address is 2140 Ironwood Road, Muttontown, NY 11791 (“Executive”), effective as of August 17, 2009.

BACKGROUND

Employer and Executive are party to the Employment Agreement , which sets forth the terms and conditions of Executive’s employment with Employer.  Employer and Executive wish to amend the terms of the Employment Agreement as set forth herein, and, hereafter, references to the “Employment Agreement,” “Agreement,” “herein,” or words of like import in the Employment Agreement shall refer to the Employment Agreement as amended hereby.

NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein and intending to be legally bound hereby, the parties hereto agree as follows:

1.           All capitalized terms used herein and not defined herein shall have the respective meanings assigned to them in the Employment Agreement.

2.           Subject to all of the other terms and conditions of the Employment Agreement, the Employment Period is hereby extended to expire August 17, 2011.

3.           Subject to all of the other terms and conditions of the Employment Agreement, Employee’s Base Salary for the period August 17, 2009 through the end of the Employment Period shall be $315,000; provided however, that for the period beginning August 18, 2010 through the end of the Employment Period, Employee’s Base Salary shall not be less than such amount, however Employee’s Base Salary may be increased at the discretion of the Compensation Committee.

4.           Paragraph 6.3(b) is hereby amended to provide follows:

In the event Executive’s employment is terminated by the Company for any reason other than for Cause or by Executive for Good Reason at any time after the 270th day in the then current fiscal year, a Performance Bonus shall be earned for that fiscal year in accordance with Schedule 1, except that the amount of such Performance Bonus shall be pro-rated by the number of days (out of 365) that Executive remained employed by the Company in such fiscal year. Any such Bonus shall be paid upon satisfaction of the conditions set forth in Schedule 1 hereto and Section 4.2(a). In the event Executive’s employment is terminated by the Company for any reason other than for Cause or by Executive for Good Reason, a Success Bonus shall be earned if the conditions set forth in Schedule 1(h) occur within three (3) months of such termination. Any such Bonus shall be paid in accordance with Section 4.2(a). In the event that the Executive’s employment with the Company is terminated by the Company without Cause (which shall not include an election not to renew the Employment Term) or by Executive for Good Reason, Company shall also pay Executive an amount of Base Salary (“Severance Payment”) which would have been payable to Executive during the twelve (12) month period immediately following the Termination Date (the “Severance Period”). The Severance Payment shall be paid in accordance with the Company’s standard payroll practices over the course of the Severance Period after the date on which Executive incurs a “separation from service,” as such term is defined in Section 409A(a)(2)(A)(i) of the Internal Revenue Code of 1986, as amended (the “Code”), and regulations thereunder, from Employer (the “Separation Date”). Except as provided in the preceding sentence, in the event that the Executive’s employment with the Company is terminated by the Company without Cause (which shall not include an election not to renew the Employment Term) or by Executive for Good Reason, the Company shall have no further obligations or liabilities to Executive for compensation whether under this Agreement or otherwise and Executive’s right to further compensation and benefits hereunder (including, but not limited to, unvested stock) shall immediately cease.

5.           The parties acknowledge that provisions relating to “Special Bonus” or “Success Bonus” do not apply to any period of employment that occurs after January 1, 2008 or August 17, 2009, respectively.

6.           Except as amended hereby, all terms and conditions as set forth in the Employment Agreement shall remain in full force and effect.

7.           This Amendment may be executed in a number of counterparts, each of which shall be an original but all of which together shall constitute one instrument.

[Signature page follows]

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed as of the date first above written.

ENCOMPASS GROUP AFFILIATES, INC.

By:
John E. Donahue
Vice President & Chief Financial Officer

WAYNE I. DANSON